Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the CUNO Incorporated 1996 Stock Incentive Plan and the CUNO Incorporated Non-Employee Directors' Stock Option Plan of our report dated December 11, 2003, with respect to the consolidated financial statements of CUNO Incorporated incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 2003, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Hartford, Connecticut
November 15, 2004